UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 10, 2006

Melo Biotechnology Holdings Inc.

 (Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 1411, West Tower Shun Tak Center 168-200 Connaught Road Central, Hong Kong
(Address of principal executive offices) Registrant’s Telephone Number, including area code: 852-2559-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.

On October 10, 2006, MIAD Systems, Ltd. (the “Company”), a Canadian corporation, entered into an Asset Sale, Purchase and Transfer Agreement (the “Agreement”) with MIAD Information Systems Ltd., a Canadian corporation (the “Buyer”), to be effective on November 3, 2006 or on such later date as the parties mutually agree.  The majority shareholder of the Buyer, Michael Green, is the president and director of the Company.

Under the Agreement, the Company has agreed to sell to Buyer, and Buyer has agreed to purchase, all of the rights, properties, and assets used in the conduct of the Company’s computer distribution and custom assembled personal computer system business located exclusively in Ontario, Canada (the “Computer Business”).  The transaction does not relate to or affect any of the Company’s other business operations. As consideration for the purchase of the Computer Business, the Buyer will assume all liabilities associated with the Company’s Computer Business.

Under the terms of the Agreement, the Company will retain no liability for any aspect of the Company’s Computer Business.  Additionally, the Buyer has agreed to indemnify the Company for any potential liability that may arise out of the sale of the rights, properties and assets used in the Company’s Computer Business.

ITEM 9.01

Exhibits

(c)

Exhibits. The following exhibit is filed herewith:

10.8

Asset Sale, Purchase and Transfer Agreement entered into on October 10, 2006, by and between MIAD Systems, Ltd. and MIAD Information Systems, Ltd. (incorporated by reference from Form 8K filed with the Securities and Exchange Commission on November 28, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Melo Biotechnology Holdings Inc.

By: /s/ Fung Ming

Fung Ming, Director

December 28, 2006